PRODUCT AND TECHNOLOGY LICENSE

       By this Product and Technology License Agreement, dated as of March 5, 2001, HAY ABECKASER (“LICENSOR”) licenses CELLCOM TECH, INC., a New York corporation (“LICENSEE”), the exclusive, perpetual, royalty-fee, worldwide license to produce, market and distribute the product and technology described herein and in Exhibit A (the “Product”) for use in the territory specified below (the “Territory”). This License will last for perpetuity from the Effective Date noted below and is subject to all the attached terms and conditions (the “Terms and Conditions”).

I.    BUSINESS TERMS

       1.   The Product. The Product is anticipated to include the proprietary information, process, method and documentation described herein and in Exhibit A, including all drawings, documents, blueprints, data, papers, plans, instructions, manuals, computer software and computer code and such other documentation describing or regarding the Product, as well as all know-how, apparatus, equipment, devices, and technology, whether patented or unpatented, patentable or unpatentable, and all patents which may arise or be derived from a patent application related to the Product.

       2.   Payments Due LICENSOR. LICENSEE shall pay LICENSOR a one-time sum of $10 for the License.

       3.   The Use of the Product. Payment of the fees shown above entitles LICENSEE to manufacture, copy, market, distribute and use the Product as may be determined by LICENSEE. LICENSOR specifically hereby approves of the use of the Product in developing a cell phone for use in LICENSEE's business operations.

       4.   The Territory. Subject to the terms and conditions hereof, LICENSOR hereby grants to LICENSEE exclusively, and LICENSEE hereby accepts, all of the rights and privileges that LICENSOR has or shall acquire during the term hereof in the United States and worldwide.

II.    TERMS AND CONDITIONS OF PRODUCT AND TECHNOLOGY LICENSE

       1.   Term. The term of the License is perpetuity from the date of this Agreement, unless terminated earlier as provided below.

       2.   Product. The term “Product” includes, and this License governs the product and technology described in Exhibit A and any related documentation and information provided by LICENSOR. The Product includes all drawings, documents, blueprints, data, papers, plans, instructions, manuals, computer software and computer code and such other documentation describing or regarding the Product, as well as all know-how, apparatus, equipment, devices, and technology, whether patented or unpatented, patentable or unpatentable, and all patents which may arise or be derived from the pending patent application. The Product is described in Exhibit A attached to this License.

       3.   License. LICENSOR grants LICENSEE an exclusive license throughout the Territory, transferable only with the consent of LICENSOR, which shall not be unreasonably withheld, to manufacture, copy, market, distribute and use the Product. LICENSEE shall have the right to modify, reverse compile, disassemble or otherwise reverse engineer the Product.

       4.   No Warranty. LICENSOR accepts no responsibility for all or any part of the Product that has been modified since delivery unless LICENSOR has reviewed the modifications, has determined that they constitute valid corrections of the Product and has approved them in writing.

       5.   Maintenance. LICENSOR is under no obligation to notify LICENSEE of defects or errors in the Product.

       6.   LIMITATIONS AND DISCLAIMERS OF WARRANTY. THE FOREGOING WARRANTIES ARE FOR LICENSEE'S EXCLUSIVE BENEFIT AND ARE NONTRANSFERABLE. THE FOREGOING WILL BE LICENSEE'S EXCLUSIVE REMEDIES FOR BREACH OF WARRANTY BY LICENSOR. LICENSOR DISCLAIMS ALL OTHER WARRANTIES, EXPRESS AND IMPLIED, INCLUDING IMPLIED WARRANTIES OR MERCHANTABILITY AND FITNESS FOR ANY PARTICULAR PURPOSE. LICENSOR DOES NOT PROMISE THAT THE PRODUCT WILL BE ERROR FREE OR WILL OPERATE WITHOUT INTERRUPTION.

       7.   No Additional Services. LICENSOR is under no obligation to provide additional services not required by this License, such as installation, consulting, modification and training.

       8.   Indemnification. LICENSOR will indemnify LICENSEE against any claim that the Product as delivered by LICENSOR infringes any third party’s patent, copyright or trade secret under the laws of the United States. LICENSOR will indemnify LICENSEE against any claim arising before the date of this Agreement, including any claims by suppliers, consultants, or other third parties engaged by LICENSOR prior to the date of this Agreement. LICENSOR’s obligation to indemnify LICENSEE will be subject to the following terms and conditions:

          (a)   Notice and Control. The obligation will arise only if LICENSEE gives LICENSOR prompt notice of the infringement claim and grants LICENSOR, in writing, exclusive control over its defense and settlement.

          (b)   No Modification. The obligation will cover only the Product delivered by LICENSOR.

          (c)   No Combination Claims. The obligation will not cover claims that the Product infringes any third party's rights as used in combination with any Product or hardware not supplied by LICENSOR if that claim could have been avoided by the use of the Product in combination with other Product or hardware.

          (d)   Right to Procure License of Modify. If an infringement claim is asserted, or if LICENSOR believes one likely, LICENSOR will have the right, but no obligation, to procure a license from the person claiming or likely to claim infringement or to modify the Product to avoid the claim of infringement. Modification for this purpose will not materially impair the operation of the Product. THE FOREGOING IS LICENSOR'S EXCLUSIVE OBLIGATION WITH RESPECT TO CLAIMS OF INFRINGEMENT OF PROPRIETARY RIGHTS OF ANY KIND.

       9.   LICENSOR’s and its Suppliers’ Proprietary Rights. LICENSEE acknowledges and agrees that LICENSOR and its suppliers have and will retain all ownership rights in the Product, including all patent rights, copyrights, copyright registrations, trade secrets, trademarks, service marks, trademark and service mark registrations, related goodwill and confidential and proprietary information. LICENSEE will have no rights in the Product except as explicitly stated in this License.

       10.  Confidential Information. Each party agrees to use reasonable effort, and at least the same care that is uses to protect its own confidential information of like importance, to prevent unauthorized dissemination or disclosure of the other party’s confidential information during and after the term of this License.

          (a)   Definition. Confidential information will include: (i) any internal documentation for (A) any of the Product disclosed to LICENSEE or (B) any of LICENSEE's proprietary Product disclosed to LICENSOR; (ii) nonpublic financial information concerning either party; (iii) either party's research and development, new product, pricing and marketing plans, unless and until publicly announced; and (iv) any information designated as confidential in writing at or prior to disclosure.

          (b)   Exceptions. These confidentiality obligations will not apply to any information that: (i) becomes known to the general public without fault or breach on the part of the receiving party; (ii) the disclosing party customarily provides to others without restriction on disclosure; or (iii) the receiving party obtains from a third party without breach of any nondisclosure obligation and without restriction on disclosure.

       11.  LIMITATIONS OF LIABILITY. LICENSOR WILL NOT BE LIABLE FOR ANY SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, EVEN IF INFORMED OF THE POSSIBILITY THEREOF IN ADVANCE. IN NO EVENT WILL LICENSOR’S LIABILITY IN CONNECTION WITH THE PRODUCT OR THIS LICENSE EXCEED AMOUNTS PAID TO LICENSOR BY LICENSEE HEREUNDER. THESE LIMITATIONS APPLY TO ALL CAUSES OF ACTION IN THE AGGREGATE, INCLUDING WITHOUT LIMITATION BREACH OF CONTRACT, BREACH OF WARRANTY, LICENSOR’S NEGLIGENCE, STRICT LIABILITY, MISREPRESENTATION AND OTHER TORTS.

       12.  Termination. This License will terminate:

          (a)   End of Term. As provided in Section II.1;

          (b)   Breach. On the thirtieth (30th) day after either party gives the other notice of a material breach by the other of any term or condition of this License, unless the breach is cured before that day or within a reasonable time if not curable for a cause beyond the noticed party's fault; or

          (c)   This License may not be terminated without cause. This Agreement may not be terminated due to a change of control of Licensee.

       13.  Effect of Termination. After termination:

          (a)   End of Licenses. LICENSEE will have no right to copy, market, distribute or use the Product except in a product approved in writing by LICENSOR, and will promptly destroy or return to LICENSOR all copies of the Product in its possession or under its control.

          (b)   No Damages for Termination: No Effect on other Rights and Remedies. Neither party will be liable for damages of any kind as a result of exercising its right to terminate this License according to these Terms and Conditions, and termination will not affect any other right or remedy of either party.

          (c)   Continuing Obligations. Indemnification obligations arising prior to termination and the obligations of each party to keep the other's confidential information confidential will remain in force.

       14.  Assignment. Either party may assign this License to the surviving entity in a merger or consolidation in which it participates or to a purchaser of all or substantially all of its assets or capital stock. In addition, LICENSOR may assign this license to any person to whom LICENSOR transfers all or substantially all of its rights in the Product. Otherwise, neither party may assign any rights or delegate any duties under this License without the other’s prior written consent, and any attempt to do so without that consent will be void. This License will bind and inure to the benefit of the parties and their respective successors and permitted assigns.

       15.  Export Controls in General. In exercising its rights under this License, LICENSEE agrees to comply strictly and fully with all export controls imposed on the Product by any country or organization of nations within whose jurisdiction LICENSEE operates or does business.

       16.  United States Export Controls. LICENSEE agrees not to export, re-export or permit exportation or re-exportation of the Product or its direct products outside of the country in which LICENSEE first receives the Product from LICENSOR without first (a) in each instance obtaining any required written permission to do so from the United States Bureau of Export Administration and other appropriate governmental agencies of the United States, or (b) complying fully and strictly with the requirements of any license exception exempting that exportation or re-exportation from the requirement for permission.

       17.   Arbitration. The parties agree to submit disputes between them relating to this License and its formation, breach, performance, interpretation and application to arbitration under the following terms and conditions:

          (a)    Location. Arbitration will be in New York County, New York administered by the American Arbitration Association.

             (b)    Rules, Discovery. Arbitration will be under the Commercial Arbitration Rules of the American Arbitration Association. Each party will be entitled to discovery by requests for admission, by request for production of documents and by depositions of no more than ten (10) individuals, but by no other means.

          (c)   Arbitrators. There will be three (3) arbitrators, and each will have knowledge of and experience in dealing with the computer Product industry.

          (d)    Time Limits. All discovery will be completed, and the arbitration hearing will commence, within ninety (90) days after appointment of the arbitrators. Unless the arbitrators find that exceptional circumstances justify delay, the hearing will be completed, and an award will be rendered in writing, within one hundred twenty (120) days after commencement of the hearing.

          (e)   Language. The arbitration will be conducted and all evidence will be submitted to the arbitrators in the English language.

          (f)   Binding Effect. The award rendered in arbitration will be final and binding and may be enforced in any court of competent jurisdiction.

          (g)   Costs and Attorneys' Fees. Unless the arbitrators find that exceptional circumstances require otherwise, the arbitrators will include in the award the prevailing party's costs of arbitration and reasonable attorneys' fees.

         (h)     Exceptions. LICENSOR will not be required to arbitrate any dispute relating to actual or threatened unauthorized use or disclosure of confidential information or the Product or violation of LICENSOR's proprietary rights in the Product.

       18.   Miscellaneous.

          (a)     Choice of Law. This License will be governed by and construed according to the laws of the State of New York, without regard to principles of conflicts.

          (b)    Amendment. This License may be amended or supplemented only by a writing signed on behalf of both parties. No purchase order, invoice, or similar form will amend this License even if accepted by the receiving party in writing.

         (c)    Waiver. No waiver will be implied from conduct or failure to enforce rights. No waiver will be effective unless in a writing signed on behalf of the party claimed to have waived.

          (d)    Contingencies. Neither party will have the right to claim damages or to terminate this License as a result of the other's failure or delay in performance due to circumstances beyond its reasonable control, such as labor disputes, strikes, lockouts, shortages of or inability to obtain labor, fuel, raw materials or supplies, war, riot, insurrection, epidemic, act of God, or governmental action not the fault of the nonperforming party.

          (e)    Severabiliiy. If any part of this License is found invalid or unenforceable, it will be enforced to the maximum extent permitted by law, and other parts of this License will remain in force.

          (f)    Equitable Relief. Either party may have injunctive, preliminary or other equitable relief to remedy any actual or threatened unauthorized disclosure of confidential information or unauthorized use, copying, marketing, distribution or use of the Product.

          (g)    Entire Agreement. This License represents the entire agreement between the parties relating to the Product and supersedes all prior representations, discussions, negotiations and agreements, whether written oral. This License consists of the Business Terms, these Terms and Conditions and all attached Exhibits and Addenda.

          (h)    Notices. All notices, reports, requests and other communications required or permitted hereunder must be in writing. They will be deemed given when: (i) delivered personally; (ii) sent by telex; (iii) sent by commercial overnight Courier with written verification of receipt; or (iv) sent by registered or certified mail, postage prepaid in each case to the receiving party's Initial Address for Notice set forth above or to any other address that the receiving party may have provided for purposes of notice by notice hereunder.

          (i)    Attorneys' Fees. In any suit to enforce this agreement, the prevailing party will have the right to recover its costs and reasonable attorneys' fees and expenses, including costs, fees and expenses on appeal.

          (j)    Relationship of Parties. The parties to this License are independent contractors. There is no relationship of partnership, agency, employment, franchise or joint venture between the parties. Neither party has the authority to bind the other or incur any obligation on its behalf.

THIS LICENSE WILL BECOME EFFECTIVE ONLY UPON EXECUTION BY LICENSOR.

LICENSOR:

   /s/ Hay Abeckaser
   Hay Abeckaser

LICENSEE:

CELLCOM TECH, INC.

By:   /s/ Albert Ash
   Albert Ash, Chief Executive Officer

EXHIBIT A

PRODUCT DESCRIPTION

       The “Product” refers to technology and certain supplies that enable certain capabilities in connection with the use of a cellular phone, including the activiation of the cellular phone, tracking of time made on a cellular phone, calculation of a pre-set time limit on the cellular phone, phone calls, and addition of pre-paid time onto a cellular phone account. The “Product” includes a computer software program that, when used in connection with certain computer chips that can be installed in certain cellular phones, can perform the capabilities described above.